Joint Filer Information
                              -----------------------

Name:                              TCW/Latin America Management Partners, L.L.C.

Address:                           200 Park Avenue, Suite 2100
                                   New York, New York 10166

Designated Filer:                  TCW/Latin American Partners, L.L.C.

Issuer:                            Convergence Communications, Inc.

Date of Event Requiring Statement: 10/18/99

Signature:                         /s/ Mario Baeza
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                                   Authorized Signatory

Signature:                         /s/ Susan Marsch
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                                   Authorized Signatory